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                                                                    EXHIBIT 2(d)

SHARE CERTIFICATE                                       CUSIP No._______________
NUMBER
______


                     KEMPER STRATEGIC MUNICIPAL INCOME TRUST
          Organized Under the Laws of the Commonwealth of Massachusetts
               Municipal Auction Rate Cumulative Preferred Shares
                        of Beneficial Interest, Series T
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                           SHARE CERTIFICATE SPECIMEN

                  This certifies that _____________________________________ is the owner of _________________________________ fully paid and non-assessable Municipal Auction Rate Cumulative Preferred Shares of beneficial interest, Series T, $.01 par value per share, $25,000 liquidation preference per share, of Kemper Strategic Municipal Income Trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Amended and Restated Agreement and Declaration of Trust dated as of February 27, 1989, and all amendments thereto, and to the terms and provisions of the Certificate of Designation of the Preferred Shares of the Trust, copies of which are on file with the Secretary of the Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are only transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

                  IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this _____________ day of ________________, _____.

BANKERS TRUST COMPANY                  KEMPER STRATEGIC MUNICIPAL INCOME TRUST
As Transfer Agent and Registrar

                                       By:____________________________________
By:_____________________________          President
         Authorized Signature

                                       Attest:________________________________
                                                   Secretary
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                                  TRANSFER FORM



                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers unto ____________________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer said shares on the books of the within named Trust with full power of substitution in the premises.



Dated:  _________________ ___, _____



Signature(s):  ________________________________
(The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign.)


Signature Guaranteed By:  _______________________________________
(Signature(s) must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)



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